Exhibit 10.29

SERIES A PREFERRED STOCK CANCELLATION AGREEMENT

THIS SERIES A PREFERRED STOCK CANCELLATION AGREEMENT (this “Agreement”) is made as of the 5th day of December 2012, to be effective as of November 30, 2010 (the “Effective Date”), by and between Jerry Swinford (“Swinford”) and Coil Tubing Technology, Inc., a Nevada corporation (“Coil Tubing”) and its wholly-owned Nevada subsidiary, Coil Tubing Technology Holdings, Inc. (“Holdings”, and collectively with Coil Tubing, the “Company”), each a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, in May 2007 Coil Tubing issued Swinford 1,000,000 shares of Series A Preferred Stock (the “Coil Tubing Series A Shares”), which Coil Tubing Series A Shares provided Mr. Swinford the right to vote 51% of the shareholder vote (the “Supermajority Voting Rights”) on any and all shareholder matters of Coil Tubing;

WHEREAS, on June 19, 2007, Holdings issued Swinford 1,000,000 shares of Series A Preferred Stock (the “Series A Shares”), which Series A Shares provide Mr. Swinford the right to vote 51% of the shareholder vote on any and all shareholder matters of Holdings;

WHEREAS, effective November 30, 2010, Swinford and Coil Tubing entered into an Executive Employment Agreement (which was subsequently amended in December 2011, August 2012 and October 2012 (effective August 2012) (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, Mr. Swinford agreed to cancel 2,050,000 shares of common stock of Holdings which he was previously issued and any rights to additional shares pursuant to the employment agreement he previously entered into with Holdings as well as the Coil Tubing Series A Shares which he then held in consideration for 10,000 shares of Coil Tubing’s common stock;

WHEREAS, a required term and condition of the cancellation of the Series A Preferred Stock of Coil Tubing was the entry by Herbert C. Pohlmann, Coil Tubing’s largest shareholder, into a Voting Agreement with Mr. Swinford, pursuant to which Mr. Pohlmann agreed to vote the shares of Coil Tubing which he owns as directed by Mr. Swinford from time to time, to appoint at least 40% of Coil Tubing’s Board of Directors, rounded up to the nearest whole number of Directors, which remains in effect until December 31, 2015;

WHEREAS, Swinford has not exercised any voting power in connection with the Series A Shares from November 30, 2010 to the execution date of this Agreement, taken any actions in connection with or pursuant to such Series A Shares and has further not exercised any control or authority over Holdings due to his ownership of such Series A Shares;

WHEREAS, the Parties agree that the Series A Shares should have been cancelled on the Effective Date of the Employment Agreement in connection with the Parties’ entry into the Employment Agreement and at the same time as the cancellation of the Coil Tubing Series A Shares; and

Series A Preferred Stock Cancellation Agreement

WHEREAS, the Parties desire to enter into this Agreement to affect the cancellation of the Series A Shares, effective as of the Effective Date of the Employment Agreement, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and effective as of the Effective Date, the Parties do hereby agree as follows:

1.           Cancellation of Series A Shares.

(a)
Swinford agrees to cancel the Series A Shares (the “Cancellation”), concurrently with the Parties’ entry into this Agreement, which Cancellation shall be treated as effective for all purposes as of the Effective Date.

(b)
In consideration for Swinford agreeing to the Cancellation, the Company agrees to pay Swinford $1,000.00 ($0.001 per share)(the “Payment”).  The Payment shall be made to Swinford promptly upon the Cancellation.  Swinford further agrees that he will receive good and valuable consideration in connection with the Payment.

(c)
Swinford agrees that upon the execution of this Agreement, Swinford shall take whatever action necessary and reasonable to effect the Cancellation.  For the sake of clarity and in an abundance of caution, Swinford further agrees to waive, release and relinquish any and all rights to the Series A Shares.

(d)
The Parties agree that Holdings’ Transfer Agent and/or Holdings’ legal counsel shall be able to rely on this Agreement and the terms and conditions herein to affect the Cancellation.  Swinford agrees to supply the Transfer Agent and/or  Holdings’ legal counsel with whatever documentation and confirmations that the Transfer Agent may reasonably request from time to time to affect the Cancellation, including, but not limited to the original copy of the certificate evidencing the Series A Shares, along with a blank stock power with medallion signature guaranty.

2.           Mutual Representations, Covenants and Warranties.

(a)
The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Series A Preferred Stock Cancellation Agreement

(b)
The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either Party is a party or by which either Party is bound or affected.

3.
Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and/or will receive valid consideration pursuant to and in connection with the Payment and the Cancellation.

4.
Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the Cancellation.

5.           Miscellaneous.

(a)	Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

(b)
Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced.

(c)	Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

(d)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(e)
Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Series A Preferred Stock Cancellation Agreement

(f)
Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(g)
Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

(i)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and (a) faxed to another party or (b) scanned and emailed to another party, shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

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Series A Preferred Stock Cancellation Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“SWINFORD”

/s/ Jerry Swinford
Jerry Swinford

“COIL TUBING”

Coil Tubing Technology, Inc.

/s/ Jerry Swinford
Jerry Swinford
Executive Vice President

“HOLDINGS”

Coil Tubing Technology Holdings, Inc.

/s/ Jerry Swinford
Jerry Swinford
Chief Executive Officer

Series A Preferred Stock Cancellation Agreement